Exhibit 10.3

NORTEL NETWORKS LIMITED

as Seller

and

FLEXTRONICS TELECOM SYSTEMS LTD.

as Purchaser

SECOND AMENDING AGREEMENT

February 7th, 2005

Stikeman Elliott LLP

AMENDING AGREEMENT

     THIS SECOND AMENDING AGREEMENT made as of the 7th day of February, 2005 (“Amending Agreement”) by and among Flextronics Telecom Systems Ltd., a Mauritius corporation (“Purchaser”), Flextronics International Ltd., a Singapore corporation acting through its Hong Kong office (the “Guarantor”) and Nortel Networks Limited, a Canadian corporation (“Seller”).

     WHEREAS the Purchase, the Seller and the Guarantor (collectively the “Asset Purchase Agreement Parties”) entered into an asset purchase agreement dated as of June 29, 2004, whereby the Seller agreed to sell, and the Purchaser agreed to purchase, or causes the Designated Purchasers to purchase, as the case may be, the Assets related to the Operations (the “Purchase Agreement”);

     AND WHEREAS the Asset Purchase Agreement Parties entered into an amending agreement dated as of the 1st day of November, 2004 (the “First Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;

     AND WHEREAS the Purchaser and Nortel Networks U.K. Limited completed as of the 1st day of November, 2004 the Facility/Design Closing pertaining to the Design Operations carried on by the UK Design Employees (“UK Design Closing”);

     AND WHEREAS the Purchaser, Seller and Nortel Networks Technology Corporation completed as of the 1st day of November, 2004 the Facility/Design Closing pertaining to the Design Operations carried on by the Canada Design Employees at the Ottawa Lab 2/Lab 10 Facility (“Canada Design Closing”);

     AND WHEREAS the Asset Purchase Agreement Parties have agreed to complete the Closing for the Montreal Facilities on February 7, 2005 (the “Montreal Closing”), and have agreed to enter into this Amending Agreement concurrently with this transaction; and

     AND WHEREAS the Asset Purchase Agreement Parties have further agreed to amend certain additional terms and conditions of the Purchase Agreement and certain of the Transaction Documents in accordance with the provisions of this Amending Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1     Capitalized Terms and Section References

     All capitalized terms unless otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement, and all section references unless otherwise specified shall refer to the Purchase Agreement.

ARTICLE 2
EMPLOYMENT OFFERS BY AFFILIATES OF THE PURCHASER
TO ONTARIO AND QUEBEC EMPLOYEES AND U.S. EMPLOYEES

Section 2.1     Ontario and Quebec Employees

     The parties hereby acknowledge that for purposes of Exhibits D-3 and D-3A and Exhibits D-5, D-5B and D-5C, and the schedules thereto, the term “Designated Purchaser”, insofar as it relates to the Ontario Employees and Quebec Employees, shall refer to Flextronics (Canada) Inc.

Section 2.2     U.S. Employees

     The parties hereby acknowledge that for the purposes of Exhibit D-9, D-9A and D-9B, and the schedules thereto, the term “Designated Purchaser” refers to Flextronics International U.S.A., Inc.

ARTICLE 3
AMENDMENTS TO THE PURCHASE AGREEMENT

Section 3.1     Effective Time

     Section 1.1(51) shall be amended by removing the word “on” and replacing it with the words “the day immediately after”.

Section 3.2     Mindready Employees

     Section 5.31 (1)(b) is hereby deleted in its entirety and replaced with the following revised Section:

     “(b) the Mindready contract shall be renegotiated such that (i) the portion of such contract relating to calibration services provided by those Mindready employees who are the subject of the Grievance shall be terminated prior to the Designated Facility Closing, and (ii) the remaining portion of the services under such contract shall be subject to an amendment to the existing contract, or an amended and restated contract, or a new contract, which shall be added to the list of Assumed Contracts.”

Section 3.3     Security Documentation

     Section 1.1(206) is hereby amended by adding after the word “Inventory” the words “transferred at the Closings of the Montreal Facilities and Calgary Westwinds Facility, and either the Monkstown Facility or the Chateaudun Facility Closing, as the case maybe,” and deletion of the words “minus one hundred million dollars ($100,000,000)” and replacing them with the words “delivered pursuant to these Closings.”

     Section 5.32 is hereby amended by removal in the first sentence of the words “the first Facility/Design Closing” and replacing them with the words “each of the Montreal Facilities Closing and Calgary Westwinds Facility Closing, and one of either the Monkstown Facility Closing or the Chateaudun Facility Closing, as the case maybe,” and inserting after the word “Inventory” the words “transferred at each such Closing”. A new sentence is also inserted in Section 5.32 immediately after the first sentence to read, “The Parties shall determine which of the Monkstown Facility Closing or the Chateaudun Facility Closing will not require its transferred Assets to be Secured Assets; provided, however, that if the Parties cannot reach agreement in this respect, than the Facility of the two which has a Facility/Design Closing Net Book Value closest to one hundred million dollars ($100,000,000) shall not require its transferred Assets to be Secured Assets.”

Section 3.4     Loaned Employee Agreement

     Section 8.1(3)(d) shall be amended by deleting the word “first” and replacing it with the word “second”.

     Section 8.2(3)(g) shall be amended by deleting the word “first” and replacing it with the word “second”.

Section 3.5     Leased Equipment

     Section 4.22 is deleted in its entirety and replaced with the following revised section:

     “Schedule 1.1(125) contains an accurate and complete list of all Leased Equipment. True and complete copies of the leases with respect to all Leased Equipment have been provided to Purchaser. To the extent Seller provided Purchaser with summary information relating to the Schedule 1.1(125) such information shall, with respect to the matter(s) being summarized, be accurate and shall be consistent with the information on Schedule 1.1(125).”

Section 3.6     Real Property Lease

     Section 1.1(194) shall be amended by inserting after the words “the Parties” the words “(save an except for the Facilities in Canada, in which case the lessee shall be Flextronics (Canada) Inc.) and not the Purchaser or Designated Purchaser)”.

Section 3.7     Amended and Restated Transaction Documents

     All references to any Transaction Document in the Purchase Agreement shall be to that agreement, as amended by the parties from time to time.

ARTICLE 4
DELIVERED AND REVISED SCHEDULES

Section 4.1     Delivered Schedules to the Purchase Agreement

     In relation to the Montreal Closing and pursuant to Section 5.1(3) of the Purchase Agreement, the parties hereby acknowledge delivery by the Seller or Purchaser, as the case may be, and acceptance by the Seller or Purchaser, as the case may be, of the delivered schedules attached to this Amending Agreement as Exhibit “A”. For greater certainty, these schedules are provided only in relation to the Montreal Closing.

Section 4.2     List of Delivered Schedules

     The schedules delivered pursuant to Section 4.1 of this Agreement are listed on Exhibit “B”.

ARTICLE 5
FULL FORCE

Section 5.1     Full Force and Effect

     Other than for the foregoing amendments, the Purchase Agreement and certain schedules thereto, all other agreements agreed to or entered into as of June 29th, 2004, and the First Amending Agreement, shall remain in full force and effect, unamended.

ARTICLE 6
GOVERNING LAW

     This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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     IN WITNESS WHEREOF the parties hereto have duly executed this Amending Agreement as of the day, month and year first above written.

FLEXTRONICS TELECOM SYSTEMS LTD.
By:	/s/ M. Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory

NORTEL NETWORKS LIMITED
By:	/s/ Peter Murphy
	Name:	Peter Murphy
	Title:	VP Global Supply Chain Operations

FLEXTRONICS INTERNATIONAL LTD., acting through its Hong Kong branch
By:	/s/ M. Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory